UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

National Retail Properties, Inc. (the “Company”) is filing this Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2006 (the “Form 8-K”), to update the Form 8-K as the result of KPMG LLP’s completion of its review of the interim financial information included in the Company’s Form 10-Q for the quarter ended June 30, 2006, and the filing of the Company’s Form 10-Q for the quarter ended June 30, 2006. Item 4.01 is amended and restated below.

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of the Company, in accordance with sound corporate governance practices, issued a request for proposals (the “Audit RFP”) to provide the Company with the opportunity to review other auditing firms as prospective independent registered public accounting firms and to consider the benefits and detriments of changing independent registered public accounting firms. The Audit RFP was issued to several large public accounting firms in May 2006. KPMG LLP (“KPMG”) was previously the principal independent registered public accounting firm for the Company.

On June 30, 2006, the Audit Committee approved, and the Company dismissed KPMG as the Company’s principal independent registered public accounting firm effective upon completion of the review of the interim financial information included in the Company’s Form 10-Q for the quarter ended June 30, 2006, and the filing of the Company’s Form 10-Q for the quarter ended June 30, 2006, both of which occurred on August 3, 2006 (the “Effective Date”). On June 30, 2006, the Audit Committee approved the engagement of Ernst & Young LLP to serve as the Company’s principal independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2006 effective as of the Effective Date.

KPMG’s audit reports on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2005 and 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the report on the consolidated financial statements as follows:

KPMG’s audit report on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004, contained a separate paragraph stating that “Effective January 1, 2004, the Company implemented Financial Accounting Standards Board Interpretation No. 46, revised December 2003, Consolidation of Variable Interest Entities (FIN 46R) and has restated all prior period consolidated financial statements to reflect its adoption.”

In connection with the audits of the two most recent fiscal years and the subsequent interim period through the Effective Date, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference in connection with their reports to the subject matter of the disagreement. During that period and through the Effective Date, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KPMG with a copy of the foregoing disclosures. A copy of KPMG’s letter addressed to the SEC and stating whether it agrees with the above statements is filed as Exhibit 16.1 to this Form 8-K/A.

During the Company’s two most recent fiscal years and through the Effective Date, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events required to be disclosed under Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of KPMG to the Securities and Exchange Commission dated August 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President and
Chief Financial Officer

Dated: August 29, 2006

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of KPMG to the Securities and Exchange Commission dated August 29, 2006.